UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	September 25, 2007

Odimo Incorporated
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	000-51161	223607813
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

14051 N.W. 14th Street, Sunrise, Florida		33323
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	954-835-2233

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 8.01 Other Events.

On September 25, 2007, the Circuit Court of the 17th Judicial Circuit in and for Broward County, Florida entered its Final Judgment and Order of Dismissal With Prejudice which, among other things, approved the previously disclosed Stipulation of Settlement for the settlement of litigation pending against Odimo Incorporated ("Odimo"), Alan Lipton and Amerisa Kornblum by a purported class of purchasers of Odimo common stock in or traceable to Odimo's initial public offering (the "Settlement"). The Settlement, among other things, provides for the payment of $1.25 million by the defendants to a class of purchasers who purchased Odimo common stock in Odimo's February 15, 2005 initial public offering through August 15, 2005. All amounts payable by defendants have been paid by defendants' insurers. In connection with the Settlement, plaintiffs have released and relinquished all claims against Odimo, Mr. Lipton and Ms. Kornblum. Odimo, Mr. Lipton and Ms. Kornblum denied and continue to deny all of the claims and contentions as well as all charges of wrongdoing and liability made against them by plaintiffs in the litigation.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Odimo Incorporated

September 25, 2007	By:	Amerisa Kornblum

Name: Amerisa Kornblum
Title: President